UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 8, 2012

Carrols Restaurant Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33174	16-1287774
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

968 James Street Syracuse, New York		13203
(Address of principal executive office)		(Zip Code)

Registrant’s telephone number, including area code (315) 424-0513

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 8.01. Other Events.
Throughout this Form 8-K, we refer to Carrols Restaurant Group, Inc. as “Carrols Restaurant Group” and, together with its consolidated subsidiaries, as “we,” “our” and “us” unless otherwise indicated or the context otherwise requires. Any reference to “Carrols” refers to our wholly-owned subsidiary, Carrols Corporation, a Delaware corporation, and its consolidated subsidiaries, unless otherwise indicated or the context otherwise requires. Any reference to “Carrols LLC” refers to the wholly-owned subsidiary of Carrols, Carrols LLC, a Delaware limited liability company, unless otherwise indicated or the context otherwise requires. Any reference to “Fiesta Restaurant Group” or “Fiesta” refers to our former indirect wholly-owned subsidiary, Fiesta Restaurant Group, Inc., a Delaware corporation, unless otherwise indicated or the context otherwise requires.
On May 7, 2012, we completed the spin-off of Fiesta Restaurant Group, Inc., which included the Pollo Tropical and Taco Cabana restaurant businesses, through the distribution in the form of a pro rata dividend of all of Fiesta's issued and outstanding common stock to our stockholders whereby each stockholder of record of Carrols Restaurant Group on April 26, 2012 received one share of Fiesta's common stock for every one share of our common stock held, which we refer to as the "spin-off". As a result of the spin-off, Fiesta is now an independent company whose common stock is traded on The NASDAQ Global Select Market under the symbol “FRGI.” We continue to own and operate Burger King® restaurants as a franchisee.
As a result of the spin-off, (i) historical financial information related to Fiesta was reclassified and presented as discontinued operations in our Quarterly Report on Form 10-Q for the quarter ended July 1, 2012 for all periods presented therein; (ii) in this Current Report on Form 8-K, which, including the exhibits hereto, we refer to as this "Form 8-K", all results of operations and cash flows related to Fiesta has been reclassified and presented as discontinued operations for all periods presented; and (iii) as required pursuant to the adoption of ASU 2011-05 our historical financial statements and the related financial information of Carrols Restaurant Group in this Form 8-K have been recast to present the total of comprehensive income, the components of net income and the components of other comprehensive income in a single continuous statement of comprehensive income. Our reclassified consolidated financial statements and supplementary data are attached to this Form 8-K in Exhibit 99.1 and are incorporated by reference herein.
On May 30, 2012, we consummated the acquisition from Burger King Corporation of 278 Burger King restaurants, which we refer to as the "acquired restaurants". Total cash consideration of approximately $16.2 million included $3.8 million to be paid over five years. Non-cash consideration to Burger King Corporation included a 28.9% equity ownership interest in Carrols Restaurant Group.
We have also included a revised “Selected Financial Data” section and a revised "Management's Discussion and Analysis and Results of Operations" (“MD & A”) section to correspond to the financial information included in this Form 8-K. No attempt has been made in this Form 8-K to modify or update other disclosures, other than the omission of the “Recent and Future Events Affecting our Results of Operations” section included in the revised MD&A, to reflect events or occurrences after the date of the filing of our Annual Report on Form 10-K for the fiscal year ended January 1, 2012, as amended. Therefore, this Form 8-K should be read in conjunction with our Annual Report on Form 10-K for the fiscal year ended January 1, 2012, as amended, and our subsequent filings made with the Securities and Exchange Commission. The revised "Selected Financial Data" section and revised MD&A section are attached to this Form 8-K in Exhibit 99.1 and are incorporated by reference herein.
This Form 8-K also includes a revised description of our business that gives effect to the spin-off and, unless the context otherwise requires, to the acquisition of the acquired restaurants. The revised business section is attached to this Form 8-K in Exhibit 99.1 and is incorporated by reference herein.
Throughout this Form 8-K, any reference to BKC refers to Burger King Worldwide, Inc. and its wholly-owned subsidiaries, including Burger King Corporation.
In this Form 8-K, we refer to information, forecasts and statistics regarding the restaurant industry. Unless otherwise indicated, all restaurant industry data in this Form 8-K refers to the U.S. restaurant industry and is taken from or based upon the Technomic, Inc. ("Technomic") report entitled “2012 Technomic Top 500 Chain Restaurant Report.” In this Form 8-K we also refer to information, forecasts and statistics from the U.S. Census Bureau and the U.S. Department of Agriculture, and information regarding BKC. Unless otherwise indicated or otherwise relating to information concerning the Burger King restaurants we acquired from BKC, information regarding BKC in this Form 8-K has been made publicly available by BKC. The information, forecasts and statistics we have used from Technomic may reflect rounding adjustments.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1
Revised Business Section, Selected Financial Data, Management’s Discussion and Analysis of Financial Condition and Results of Operations, and Financial Statements and Supplementary Data of Carrols Restaurant Group, Inc. as of January 1, 2012 and January 2, 2011 and for the fiscal years ended January 1, 2012, January 2, 2011 and January 3, 2010.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARROLS RESTAURANT GROUP, INC.

Date: November 8, 2012

By:     /s/ Paul R. Flanders
Name:     Paul R. Flanders
Title:     Vice President, Chief Financial Officer and Treasurer